Exhibit 23.1






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated September 3, 2004 accompanying the consolidated financial statements and schedule included in the annual report of Energy Conversion Devices, Inc. on Form 10-K for the year ended June 30, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern). We hereby consent to the incorporation by reference of said report in the registration statements of Energy Conversion Devices, Inc. on Form S-3 (File Nos. 33-18962 effective March 22, 1988, 33-80839 effective December 22, 1995, 333-05709 effective June 11, 1996, 333-50749 effective May 12, 1998, 333-33266 effective March 24, 2000, and 333-42758 effective August 1, 2000) and on Form S-8 (File Nos. 33-9134 effective April 19, 1995, 33-92918 effective May 31, 1995, and 333-84398 effective March 15, 2002).


/s/ Grant Thornton LLP

Southfield, Michigan
September 3, 2004